Exhibit 10.8
Appendix 2.4(a) to Intellectual Property License Agreement
LICENSE AGREEMENT
THIS LICENSE AGREEMENT (this “License Agreement”) is entered as of October ___, 2002, by and between ECI TELECOM LTD. (“ECI” or “Licensee”) and VERAZ NETWORKS LTD. [formerly Chorale Networks Ltd.](“Veraz” or “Licensor”); ECI or Licensee, on the one hand, and Veraz or Licensor, on the other, may each individually be referred to in this License Agreement as a “Party”, and collectively referred to in this License Agreement as the “Parties”.
WITNESSETH: THAT
WHEREAS, Licensee and Licensor are parties to that certain Separation and Asset Purchase Agreement dated as of October ___, 2002 (the “APA”); and
WHEREAS, Licensee and Licensor are parties to that certain Intellectual Property License Agreement dated as of October ___, 2002 (the “Intellectual Property License Agreement”); and
WHEREAS, as part of the Intellectual Property License Agreement, Licensor and Licensee have agreed to enter into this License Agreement; and
WHEREAS; Licensee is desirous of obtaining from Licensor, and Licensor is willing to grant to Licensee, subject to the terms and conditions set forth herein, a license to use Licensor IPR (as defined below) for certain prescribed purposes; and
NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, it is hereby agreed by and between the Parties as follows:
ARTICLE 1
DEFINITIONS
As used herein, the following terms have the following meanings unless otherwise defined herein. Additionally, all capitalized terms used herein shall have the meanings as set forth in the Intellectual Property License Agreement:
1.1	“Assignment Agreement” shall mean that certain Intellectual Property Assignment Agreement of even date herewith for which the Parties have entered into.
1.2	“Intellectual Property Rights” shall mean all rights under the laws of any jurisdiction in the world with respect to: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (ii) trade secret rights; (iii) contract rights in intellectual property of every kind and nature; and (iv) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in subclauses (i) through (iii) above; but excluding all Patents, trademarks, service marks, trade names, and service names.

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1.3	“Licensor Know-How” shall mean the Know-How of Licensor listed on Appendix 1.3 attached hereto that has been assigned to Licensor under the Assignment Agreement, which is the Know-How licensed to Licensee hereunder.
1.4	“Licensor Patents” shall mean the Patents of Licensor listed on Appendix 1.4 attached hereto that have been assigned to Licensor under the Assignment Agreement, which are those Patents that are licensed to Licensee hereunder.
1.5	“Licensor IPR” shall mean the Licensor Know-How and Licensor Patents.
1.6	“Licensee Business” shall mean the development, manufacturing, distribution, sale, service and support solely of Licensee Products.
1.7	“Licensee Products” shall mean those products of Licensee listed on Appendix 1.7 attached hereto that contain and are used substantially to perform bandwidth optimization functions and features for mobile radio cellular networks only.
1.8	“Term” shall have the meaning set forth in Article 9 hereof.
ARTICLE 2
LICENSE TO ECI
2.1	Grant of License. Effective as of Closing and subject to the terms and conditions of this License Agreement, including the license restrictions set forth in Section 2.2 below, Licensor grants to Licensee an irrevocable, perpetual, nonexclusive, worldwide, fully paid, royalty-free, non-transferable (except as provided in Section 8.2) license:
     (a) under the Licensor Patents to use, develop, design, integrate, make, have made, market, sell, offer to sell, lease, offer to lease, import and otherwise transfer any products and services with respect to activities conducted within the Licensee Business, and to use any apparatus and practice any method in the manufacture or use thereof; and
     (b) under the Licensor’s Intellectual Property Rights, to use, develop, market, sell, offer to sell, lease, offer to lease, import, service, reproduce, display, perform, design, integrate, import, modify, create derivative works of, adapt, further develop, distribute directly or indirectly, and otherwise exploit the Licensor Know-How with respect to activities conducted within the Licensee Business.
Licensee may, at its discretion, sublicense the foregoing rights solely to the extent necessary for Licensee to develop, market, sell, offer to sell, lease, offer to lease, import, distribute, service and support the Licensee Products with respect to activities conducted by Licensee within the Licensee Business.
2.2	Limitations on Use. Licensee shall not under any circumstances use, or encourage any third party to use, any of the Licensor IPR to perform any activities within the Veraz Business (as that term is defined in the Intellectual Property License Agreement). Notwithstanding the above, Licensee shall not be restricted in any way from pursuing any joint venture that involves independent development or making any financial investment in any company whatsoever provided, however, that Licensee does not breach or

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otherwise violate any license grant, license restriction or other obligation in this License Agreement.

2.3	Grant Back Right. Licensor and ECI hereby acknowledge that Licensor has agreed to grant certain limited licenses under the specified Licensor Patents listed in Appendix 2.3 attached hereto to the respective parties set forth therein, upon their written request to Licensor, to permit them to use, develop, design, integrate, make, have made, market, sell, offer to sell, lease, offer to lease, import and otherwise transfer certain products that are not competitive to Veraz’s products, with respect to activities conducted within the fields of use identified in Appendix 2.3 for such products, and to use any apparatus and practice any method in the manufacture or use thereof. Should any of the respective parties set forth in Appendix 2.3 request in writing for Licensor to grant such license thereto to them, Licensor shall grant a license under the ownership rights that Licensor has in such applicable specified Licensor Patents at such time to such respective party of the same scope and duration and with appropriate field of use, product line and other similar restrictions as those provided in this License Agreement with regard to such specified Licensor Patents.

2.4	Technical Support. For a period of two (2) years after the date of execution of this License Agreement by the Parties, at Licensee’s written request and subject to the availability and agreement by the Parties upon the amounts, including the rates for support, to be paid by Licensee for technical support to be provided by Licensor, Licensor will provide at mutually agreed dates and times technical support to the extent required for Licensee to resolve technical problems encountered with the Licensee’s use of the Licensor Know-How in connection with the Licensee Business. Any amount that is agreed upon between the Parties to be paid by Licensee for technical support to be provided hereunder shall be paid within ten (10) days after services are performed by Licensor. Licensor will invoice Licensee for technical support services on at least a monthly basis after services are rendered. Any technical support that will be provided to Licensee by Licensor hereunder, at Licensee’s written request, will be further limited solely to the permitted use by Licensee of the Licensor Know-How that is existing as of Closing and generally available at the time of Licensee’s written request in accordance with the license rights granted in Section 2.1.
ARTICLE 3
INTELLECTUAL PROPERTY MATTERS
3.1	Intellectual Property Protection. Licensee shall promptly notify Licensor of any and all infringements, imitations, simulations or other illegal use or misuse of the licensed Licensor IPR which come to its attention. Licensor shall determine whether to take any action to prevent the infringement, imitation, simulation or other illegal use or misuse of the IPR. If it elects not to take such action, Licensee may take such action if it has received Licensor’s prior written approval to take such action. In this event, Licensor shall, at Licensee’s expense, cooperate in such action with Licensee including, without limitation, joining as a party. Any money recovered by way of damages or otherwise with respect to such action shall be kept by the Party which bore the costs of such action; or, in any case where the Parties have shared the costs, such money shall be shared in proportion to the costs borne by each Party. Licensee shall render Licensor all reasonable

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assistance in connection with any matter pertaining to the protection, enforcement or infringement of the licensed Licensor IPR, whether in the courts, administrative or quasi-judicial agencies, or otherwise.

3.2	No Warranty. ANY AND ALL LICENSOR KNOW-HOW AND TECHNICAL SUPPORT IS PROVIDED BY LICENSOR TO LICENSEE “AS IS,” AND LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE IN CONNECTION WITH LICENSEE’S USE THEREOF IN ANY MANNER WHATSOEVER. ADDITIONALLY, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING WHETHER ANY OF THE LICENSOR PATENTS ARE VALID OR USEFUL TO LICENSEE.LICENSOR MAKES NO REPRESENTATION, EXTENDS NO WARRANTIES OR INDEMNIFICATION OF ANY KIND, EXPRESSED OR IMPLIED, NOR ASSUMES ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE COMMERCIAL UTILITY OR QUALITY OF ANY OF THE LICENSOR IPR OR TECHNICAL SUPPORT. LICENSOR DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. LICENSOR SHALL HAVE NO OBLIGATIONS OR LIABILITIES UNDER THIS LICENSE AGREEMENT RELATING TO THE USE BY LICENSEE OF ANY SUCH LICENSOR IPR OR ANY TECHNICAL SUPPORT.

3.3	Limitation of Liability. EXCEPT FOR ALL BREACHES AND VIOLATIONS OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR (I) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR SAVINGS, RESULTING FROM, ARISING OUT OF OR CONNECTED WITH THIS LICENSE AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF OR (H) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE AVOIDANCE OF DOUBT, DAMAGES INCURRED BY VERAZ FROM ECI’S BREACHES OR VIOLATIONS OF THE LICENSE GRANTS OR EXCLUSIVITY OBLIGATIONS IN SECTION 2.2 OF THIS AGREEMENT SHALL BE DEEMED DIRECT DAMAGES TO WHICH THIS LIMITATION OF LIABILITY PROVISION SHALL NOT APPLY.
ARTICLE 4
OWNERSHIP ACKNOWLEDGEMENT
Licensee hereby acknowledges and agrees that Licensor owns the Licensor IPR that is licensed by Licensor to Licensee hereunder and all rights therein and that nothing in this License Agreement shall give Licensee any right, title or interest in or to such Licensor IPR, other than the limited and restricted license granted in Section 2.1 of this License Agreement.

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ARTICLE 5
GOVERNING LAW; DISPUTE RESOLUTION
5.1	This License Agreement shall be governed by and construed in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
5.2	In the event of any controversy or claim arising out of or in connection with this License Agreement, Section 11.5 of the APA shall govern, mutatis mutandis.
ARTICLE 6
MISCELLANEOUS
6.1	The term of this License Agreement shall commence upon the Effective Date and will continue indefinitely.
6.2	All notices, requests and other communications hereunder shall be in writing and shall be governed by Section 11.13 of the APA, mutatis mutandis.
6.3	The headings of this License Agreement are included for convenience only, and the articles or sections shall not be construed in accordance with their headings.
6.4	The Parties hereto agree that the invalidity or unenforceability of any of the provisions hereof shall not in any way affect the validity or enforceability of any other provisions of this License Agreement except those from which the invalidated or unenforceable provisions comprise an integral part or are otherwise clearly inseparable.
6.5	Nothing contained in this License Agreement shall be deemed or construed to constitute or create among the Parties hereto a partnership, association, joint venture franchise or other agency.
6.6	This License Agreement establishes the rights, duties and obligations of Licensor and Licensee with respect to the subject matter hereof.
6.7	This License Agreement is the entire agreement by and among the Parties with respect to this subject matter, and supersedes all prior discussions, negotiations, communications and agreements with respect thereto. This License Agreement may be modified only in writing signed by all Parties hereto. Any purported oral modification of this License Agreement shall be without any effect whatsoever.
6.8	The failure of any Party to enforce at any time any of the provisions of this License Agreement shall not be deemed to be a waiver of the right of such Party thereafter to enforce such provision.
6.9	The obligations of any Party shall be excused to the extent, and for the period during which, that performance is rendered impossible by strike, fire, flood, earthquake, other natural disasters, governmental acts, orders or restrictions, or any other reason beyond the reasonable control of such Party.

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6.10	Each Party’s performance of this License Agreement, including without limitation the Licensee’s use of the Licensor Patents and Licensor Know-How shall at all times comply with all requirements, rules, laws and regulations of all governmental bodies having proper jurisdiction, and including without limitation any requirements to obtain any licenses under the export or similar laws applicable jurisdiction, and including without limitation any requirements to obtain any licenses under the export or similar laws of the United States.
6.11	In the event of any breach or violation of any of the confidentiality obligations, license grants or license restrictions in Section 2.2, each Party hereby acknowledges and agrees that the harm suffered by the affected Party would not be compensable by monetary damages alone and, accordingly, that the affected Party shall, in addition to any other available legal or equitable remedies, be entitled to seek an injunction or other equitable relief against the other Party in connection with any breach or violation of any such provisions.
ARTICLE 7
CONFIDENTIALITY
7.1	Licensee acknowledges and agrees that all CONFIDENTIAL INFORMATION of Licensor that Licensee has obtained prior to Closing or Licensee receives or obtains in the context of this License Agreement is the confidential proprietary property of Licensor. Except as expressly allowed herein, the Licensor will hold in confidence and not use or disclose any CONFIDENTIAL INFORMATION of Licensor for any purpose other than for which it was disclosed and shall similarly bind all of Licensee’s employees and subcontractors in writing. The Licensee shall not be obligated under this Article 7 with respect to information that Licensee can document:
(i)	is or has become readily publicly available without restriction through no fault of the Licensee or its employees or agents;

(ii)	is required to be disclosed by legal process, court order or governmental regulations, provided that the Licensee , subject to any such process, order or regulations, shall furnish notice of any required disclosure and reasonably assists the Licensor in any effort of the Licensor to limit or restrict any such disclosure.
7.2	For purposes hereof, CONFIDENTIAL INFORMATION means, without limitation, the Licensor Know-How and any informative technical material, technical information, know-how, software and firmware (including all copies derived from material furnished hereunder) of Licensor, whether written or oral, furnished to or obtained by Licensee that is marked as, or otherwise reasonably understood by Licensee to be, confidential or proprietary to Licensor.

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ARTICLE 8
ASSIGNMENT
8.1	This License Agreement and the rights, duties and liabilities of the Parties under this License Agreement will bind and inure to the benefit of their successors and assigns, respectively, as permitted pursuant to this Article 8.
8.2	Neither Party may assign, transfer or delegate its rights and obligations under this License Agreement, either in whole or in part, without the prior written consent of the other Party, provided, however, that either Party may assign this License Agreement without obtaining such prior written consent to a successor-in-interest to it that agrees to be bound by all of the terms and conditions in this License Agreement, in connection with (i) the sale of all or substantially all of the assets of such Party, (ii) the purchase of all or a majority of such Party’s outstanding voting shares, or (iii) a consolidation, merger or reorganization of such Party. Any such attempted assignment or delegation in derogation of the foregoing shall be null and void and without any legal effect.
IN WITNESS WHEREOF, the undersigned have executed this License Agreement as of the date first above written in the introductory paragraph hereof.

ECI TELECOM LTD.

By:	/s/ Giora Bitan

Name: Giora Bitan
Title:

VERAZ NETWORKS LTD.

By:	/s/ Zamir Segev

Name: Zamir Segev
Title:

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LIST OF APPENDIXES:
Appendix 1.3: Licensor Know-How
Appendix 1.4: Licensor Patents
Appendix 1.7: Licensee Products
Appendix 2.3: Specified Patents

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